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                       EXCLUSIVE MANUFACTURING, MARKETING
                           AND DISTRIBUTION AGREEMENT



         THIS EXCLUSIVE MANUFACTURING, MARKETING AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into effective as of the 1st day of February, 2008 ("Effective Date") by and between CIRTRAN CORP., a Nevada corporation ("Cirtran"), and SHAKA SHOES, INC., a Hawaii corporation ("Shaka").

                                    RECITALS

         A. Shaka is engaged in the business of marketing and distributing Hawaiian footware and related accessories under the Shaka Gear brand (the "Products").

         B. Shaka desires to grant to Cirtran the exclusive rights during the term of this Agreement to be the master manufacturer of the Products worldwide and to market, distribute and sell the Products through all distribution channels (herein the "Purpose") in the United States.

         C. The parties desire to set forth their agreements in writing.

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.       Manufacturing.

         (a) Cirtran shall be the exclusive master manufacturer for all Products for Shaka worldwide. The initial Products are identified on Schedule I hereto along with their corresponding SKU numbers. As Shaka develops additional footware and related accessories the parties will mutually agree to identify them as Products on an Addendum to Schedule I, which Addendum shall at the time of execution be deemed a part of this Agreement. Shaka will remain responsible for the design of the Products, although the parties will work together in good faith to implement design changes which reduce manufacturing costs or increase quality. Since Cirtran will perform the actual manufacturing itself only to the extent that it or its affiliates are approved pursuant to Section 1(d), Cirtran will select and contract directly with vendors and subcontractors (a "Vendor") to manufacture the Products as described below and will provide overall quality control, logistics, management and administrative duties with respect to manufacturing as needed. Shaka will not cause or permit any Product not manufactured by or under the supervision of Cirtran to be manufactured, imported, sold or distributed, nor will it permit its affiliate Shaka Gear, Inc. to manufacture, sell or distribute any footware or related accessories not manufactured by or under the supervision of Cirtran.

         (b) The Products will be inspected prior to shipment by a professionally certified inspector that is mutually agreeable to Cirtran, Shaka and the customer (the "Inspector"), to confirm that the Products conform to the criteria to be designated by the parties in the inspection checklist (herein "Clearance"). The expenses of the Inspector shall be borne by Shaka and, to the extent it has agreed to do so, the customer. No units of any Product shall be shipped to customers outside of the Territory until such units have satisfied the Clearance criteria; provided that if Shaka elects not to have the Inspector inspect a particular shipment, such shipment shall be deemed to have satisfied the Clearance criteria. Satisfaction of the Clearance criteria shall constitute acceptance of the Product by Shaka and the customer for all purposes and Shaka or the customer shall have no further conditions to payment for the balance owing with respect to the accepted shipment. Notwithstanding the foregoing, acceptance of the Product by Shaka does not affect, in any way, either party's





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duties and obligations under this Agreement. In particular, Shaka agrees that it may not exercise any right under the UCC to revoke acceptance of a shipment that has been accepted in accordance with this Agreement. In the event the Clearance criteria are not satisfied, the Inspector shall notify Cirtran in writing of the defects and Cirtran shall have the right to appeal to the Inspector or correct or repair any defects. In the event the Clearance criteria are not satisfied, Cirtran shall reimburse Shaka for the cost of Clearance for a shipment of replacement or repaired Products. After satisfaction of the Clearance criteria (the "Clearance Date"), all risk of damage and loss to the Products that is the subject of a shipment transfers to Shaka or the customer as applicable.

         (c) If requested by Shaka, Cirtran will engage directly with qualified consultants, as suggested by Shaka, to identify key manufacturers, samples, prototyping and supply chain management. Such consultants shall be approved by Shaka, which approval shall not be unreasonably withheld.

         (d) Cirtran will initially engage Shaka's existing manufacturers as Vendors provided Cirtran can negotiate acceptable terms with such Vendors. Cirtran will contract directly with the Vendors and on such pricing and payment terms as shall be negotiated directly between Cirtran and the Vendors. If and when Cirtran determines in its reasonable judgment that additional or different Vendors are required or desirable, it shall engage such additional or different Vendors. Cirtran may engage its affiliates as Vendors, subject to the approval of the pricing terms by Shaka, which approval shall not be unreasonably withheld.

         (e) As additional Products are developed, the parties shall similarly identify the Vendors that are required and Cirtran will engage the Vendors. In the event a Vendor requires a payment prior to manufacturing a Product in order to produce molds or for tooling or other manufacturing prepayment costs, Cirtran and Shaka shall negotiate in good faith as to who will pay such prepayment costs.

         (f) Cirtran shall engage directly with all distributors and customers as the vendor of record for the Product and negotiate all payment terms directly. As vendor of record, all orders and payments for the Product will be made directly to Cirtran. All pricing terms negotiated by Cirtran as vendor of record for sales outside of the Territory shall be approved by Shaka, which approval shall not be unreasonably withheld or delayed. The parties understand that it is Shaka's responsibility to identify and contract with (other than payment terms for sale of the Products) distributors or customers outside of the Territory, and Cirtran will honor any exclusive distribution rights outside of the Territory of which it is aware granted by Shaka. All such existing exclusive distributors and customers of Shaka located outside of the Territory are set forth on Exhibit A hereto.

         (g) Within 30 days after the date of this Agreement, Shaka will provide Cirtran with a 90-day forecast of sales of the Products outside the Territory on a SKU by SKU basis. Thereafter, every month Shaka will provide Cirtran with a


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forecast of sales for the last 60 days of the period covered by the prior period forecast and an additional 30 days. The parties will discuss in good faith any disagreements that Cirtran has with the forecast. Cirtran will rely on the forecast to schedule manufacturing resources.

         (h) Cirtran will be compensated for its services pursuant to this
Section 1 as described in Section 3.

2.       Distribution, Sales and Marketing.

         (a) Cirtran shall be the exclusive master distributor for Shaka for all Products to be sold in the Territory, as defined below in Section 4. Cirtran will purchase Product from the vendor of record as set forth in Section 1(a) and will resell the Products in the Territory on such terms as Cirtran in its reasonable business judgment may determine. Cirtran will pay Shaka a royalty on such sales of Product in the Territory as described in Section 3(d). Cirtran shall provide distribution and marketing plans in the Territory, including planning for advertising, event sponsorships, trade shows and merchandise displays and other services for distributing the Products. Cirtran shall contract directly with all brokers, representatives and retailers in the Territory, including those who have an existing relationship with Shaka. Exhibit B attached hereto lists the current brokers or representatives which Shaka has previously agreed to pay commissions of 10% (the "High Commission Brokers"). Cirtran shall be responsible for the cost of such brokers or representatives, including the High Commission Brokers, as well as any additional sales or marketing personnel Cirtran engages for the wholesale accounts.

         Shaka shall assist Cirtran in the marketing of the Products. If Cirtran determines that it would be desirable for Shaka personnel to accompany Cirtran personnel in marketing calls on significant customers or potential customers, Shaka will provide its personnel and bear any travel costs incurred by them. Shaka shall be responsible for the costs of any advertising campaigns, retail launches, trade shows, special events sponsorships, point of sale displays and other marketing projects in the Territory which Cirtran recommends and Shaka approves, which approval will not be unreasonably withheld. In addition, Shaka will remain responsible for the following: (i) creative design (with the input and consent of Cirtran) and production of advertising materials for use in the Territory, (ii) media costs of placing advertising in the Territory, (ii) promotional events, event sponsorships, trade shows and merchandise displays.

         (b) During the term of this Agreement, Shaka covenants and agrees that neither it nor any other person deriving rights from Shaka (other than Cirtran) shall manufacture, market, advertise, sell or distribute the Products, or any improvements or derivations thereof, ("Restricted Products") in the Territory for any purpose that is competitive with the Purpose as defined above.

         (c) Within 30 days after the date of this Agreement, Cirtran will provide Shaka with a 90-day forecast of sales of the Products in the Territory on a SKU by SKU basis (the "Sales Forecast"). Thereafter, every month Cirtran will provide Shaka with a Sales Forecast for the last 60 days of the period covered by the prior Sales Forecast and an additional 30 days. The parties will discuss in good faith any disagreements that Shaka has with the Sales Forecast. Cirtran will rely on the Sales Forecast to schedule manufacturing and distribution resources with respect to the Territory.



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         (d) Based on the Sales Forecast, within 60 days after the date of this
Agreement, Cirtran will provide Shaka with a three-month forecast of marketing expenditures for the Products in the Territory (the "Marketing Forecast"). Cirtran will thereafter establish a budget, approved by Shaka, for the period covered by the Marketing Forecast for Cirtran to provide all sales, marketing and administrative support regarding the sales, marketing and distribution activities. Within 30 days prior to expiration of the period covered by the initial Marketing Forecast, Cirtran will prepare a Marketing Forecast for the following three-month period and for each subsequent three-month period thereafter.

         (e) Shaka may engage Cirtran as its media placement agency in the Territory to place all advertising and media in print, web, television, radio and other promotional outlets on terms to be agreed to by the parties pursuant to a media placement agreement agreed to by Cirtran and Shaka (the "Media Placement Agreement").

         (f) Shaka currently operates a website for sales directly to consumers at www.shakagear.com and www.shakashoes.com. Shaka will establish a website specifically for the sale of the Products to consumers in the territory (the "New Website"). The New Website may be a new domain name chosen by Shaka, the existing shakashoes.com site or pages within the shakashoes.com website, at Shaka's option, but in any event visitors to the existing websites will be automatically redirected to the New Website unless they indicate, before being allowed to order products, that they are not located in the Territory. Shaka will continue to maintain such New Website, including arranging for hosting and updating the content as Shaka deems desirable. Cirtran will fulfill orders received through the New Website and to that end all credit card, ACH, electronic check or other payments for Product ordered on the New Website shall be processed through Cirtran. Shaka will provide Cirtran, on at least a monthly basis, a forecast of expected demand for each SKU so that Cirtran can maintain an adequate inventory of Products to fulfill such orders. If Shaka is selling any products through the New Website that are not Products, Shaka shall supply Cirtran with an adequate inventory of such products. Cirtran will be entitled to recover its out of pocket costs of payment processing and fulfillment from payments received, including credit card discounts, charge backs, bank fees, fulfillment house fees, rebates, refunds and similar charges as well as postage, freight, insurance and taxes.

3. Compensation; Calculation and Payment of Royalties. Shaka shall compensate Cirtran for services under Section 1, and Cirtran shall pay Shaka a royalty on sales of Product in the Territory pursuant to Section 2, as follows:

         (a) For its services rendered pursuant to Section 1(a) of this Agreement, Cirtran shall be reimbursed by Shaka for the cost of goods sold ("COGS") and shall in addition receive from Shaka an amount equal to 20% of COGS. "COGS" includes all actual and verifiable third party costs, including the actual cost of Product payable to the manufacturing Vendor, the cost of any consultants requested by Shaka pursuant to Section 1(c), any third party shipping, handling or fulfillment costs and other costs that generally accepted accounting principles, consistently applied, require Cirtran to classify as costs of goods sold as well as, without duplication, the charges of all Vendors.


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         (b) Cirtran shall retain from payments received from distributors and customers (including itself with respect to the Territory) pursuant to Section 1(a) the amounts owing to Cirtran pursuant to Section 3(a). Cirtran will give Shaka a monthly report of COGS and gross proceeds received as vendor of record ("Monthly Reports") within 30 days after the end of each calendar month reporting COGS and gross proceeds for the calendar month being reported upon. If amounts received as vendor of record (without duplication for payments regarding sales in the Territory) exceeds compensation to Cirtran, COGS and other costs payable by Cirtran and recoupment of amounts owed to Cirtran from prior months, then Cirtran will pay Shaka the excess within 10 days after the Monthly Report is delivered by check or other mutually acceptable means.

         (c) Cirtran will pay Shaka a monthly royalty (the "Royalty") on Gross Sales of Products in the Territory calculated in accordance with this Section 2(c). "Gross Sales" means the gross amount received by Cirtran (in its capacity as master distributor) for the sale of the Products but, except for sales through the New Website, does not include separately stated charges for shipping, handling, insurance or taxes and in any event is net of any returns, markdowns, charge backs, credit card discounts, rebates, refunds and similar charges. Gross Sales shall be calculated on a cash basis so that payment is due only when payment is received for the Products. To calculate the Royalty for a calendar month, Cirtran shall first (i) subtract its costs of goods sold (which includes the amounts payable to Cirtran for the Products as vendor of record pursuant to Section 1(a)) from (ii) (x) 86% of Gross Sales on sales through High Commission Brokers, plus (y) 90% of all other Gross Sales. If the result of this calculation is a positive amount, the Royalty will equal that positive amount. If the result of this calculation is a negative amount, the shortfall will be considered a cost of goods sold in the following month and no Royalty will be paid for the current month.

         (d) Regardless of whether a Royalty is payable, Cirtran will give Shaka a monthly report of Gross Sales in the Territory and costs of goods sold ("Monthly Royalty Reports") 30 days after the end of each calendar month reporting Gross Sales and costs of goods sold for the calendar month being reported upon. If a Royalty is payable for the month, Cirtran will pay it to Shaka within 10 days after the Monthly Royalty Report is delivered by check or other mutually acceptable means.

         (e) If the parties enter into the Media Placement Agreement, for its services rendered pursuant to Section 2(e), Shaka shall reimburse Cirtran for media placement and other services provided by Cirtran under Section 2(e), plus 5% of Gross Sales of all Products, pursuant to the terms of the Media Placement Agreement.

4. Territory. As used herein, the "Territory" initially consists of the United States of America including its territories, possessions and protectorates. Upon mutual agreement of the parties, the additional countries or territories may be added by addendum.

5.       Term and Termination.

         (a) The initial term of this Agreement shall commence as of the Effective Date and shall terminate on December 31, 2010 (the "Initial Term"). This Agreement shall automatically renew for two additional renewal terms (the "Renewal Terms") of three years each unless Shaka notifies Cirtran or Cirtran notifies Shaka in writing of its intent not to renew by September 30 of the year in which the initial or additional term will terminate. If this Agreement is not




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renewed by Shaka beyond the Initial Term and the Renewal Terms, Cirtran shall continue to receive a 10% commission on all Gross Sales after such Initial Term or Renewal Term on all Products and any future products sold to any customer in the Territory that was a customer of Cirtran for the Products on the date of termination of this Agreement.

         (b) On or prior to September 30, 2010, Shaka may notify Cirtran that it intends to renegotiate, price or source alternative manufacturing, distribution or other services as provided in Sections 1 and 2 from a person other than Cirtran. In such event, Shaka and Cirtran agree that any new proposals from third parties will be based on experience, resources, pricing, credit, term and capabilities. Cirtran shall have a right of first refusal (exercisable for at least 30 days after being notified of the terms) to match any bona fide bid which Shaka has agreed to accept, in which case this Agreement shall be renewed on such third party terms. In the event Shaka does not renew this Agreement with Cirtran after the Initial Term or any renewal term such that Cirtran is no longer the exclusive manufacturer of the Products worldwide and distributor of the Products in the Territory, as a condition to entering an agreement with a third party and as part of the terms thereof, Cirtran shall receive payment in full for all monies owed it by Shaka, including but not limited to receivables, reimbursement for Products purchased, direct sales, general and administrative expenses, plus a withdrawal fee equal to 15% of such amounts.

         (c) Either Cirtran or Shaka may terminate this Agreement on 60 days' prior written notice to the other party based on a material breach of this Agreement by the non-terminating party, unless such breach is cured within such 60-day period or, in the event of a non-monetary breach that cannot reasonably be cured within 60 days, that the breaching party commences within such 60-day period steps calculated to cure the breach as soon as practicable and the cure is completed within 90 days.

6. Non-Competition. During the term of this Agreement, both parties agree that they will not sell or distribute in the Territory the Products or any products that are confusingly or substantially similar or directly competitive to the Products other than as set forth in this Agreement.

7.       Representations and Warranties.

         (a) Cirtran warrants to Shaka and Shaka warrants to Cirtran that (i) it is an entity duly organized, valid, existing and in good standing under the laws of the state of its incorporation or establishment and has the corporate or equivalent power to own its assets and properties and to carry on its business as now being conducted; (ii) its obligations hereunder shall be performed in full compliance with the all applicable determinations of any governmental authority and all applicable federal, state or local laws, statutes, ordinances, rules, regulations and orders ("Applicable Laws"); (iii) it will cooperate with the other, as necessary, to remain in full compliance with the Applicable Laws;
(iv) the execution, delivery and performance of this Agreement have been duly authorized, do not violate its certificate of incorporation or bylaws or similar governing instruments or Applicable Law and do not, and with the passage of time will not, materially conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound; and (v) this Agreement is the legal, valid and binding obligation of such party, enforceable in accordance with its terms.



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         (b) Shaka will be responsible to obtain all licenses, permits and governmental approvals for the sale of the Products in the Territory and any other territories where the Products are sold worldwide. Cirtran shall cooperate fully with Shaka in seeking such licenses, permits and approvals and shall execute such documents in support thereof as Shaka shall reasonably request. Shaka will promptly notify Cirtran of any license, permit or approval requirement that it has not obtained.

8.       Infringement and Indemnification.

         (a) Cirtran will defend, indemnify and hold harmless Shaka and its employees, directors, officers and agents against any third party allegations, demands, suits, investigations, causes of action, proceedings or other claims ("Third Party Claims") and from all damages, liabilities, judgments, costs and expenses (including attorneys' fees and costs) and other such losses ("Losses") that are based on, and send arise in connection with such Third Party Claims to the extent based on, any of the following: (i) any failure of Cirtran to comply with any Applicable Law; or (ii) any other breach of Cirtran's obligations under this Agreement, including, without limitation, any representations or warranties of Cirtran.

         (b) Shaka will defend, indemnify and hold harmless Cirtran and its employees, directors, officers and agents against any Third Party Claims (as defined above) and any Losses (as defined above) that are based on and arise in connection with such Third Party Claims and to the extent based on, any of the following: (i) any negligent act or omission by Shaka relating to Shaka's design and specifications for the Product or marketing and promotion of the Product;
(ii) any failure of Shaka to comply with any Applicable Law; (iii) any other breach of Shaka's obligations under this Agreement, including any representations or warranties of Shaka; (iv) the Product infringing upon any intellectual property rights of a third party, including, without limitation, patent, copyright, trade secret, trademark, etc.; or (v) allegation of illness, personal injury or death caused by the Product or any other product liability claim related to the Product which results from the design or specifications provided by Shaka.

         (c) The Party entitled to indemnification under this Section 8 (the "Indemnified Party") will provide the Party obligated to provide indemnification under this Section 8 (the "Indemnifying Party") with prompt notice of any Third Party Claim for which its seeks indemnification, provided that the failure to do so will not excuse the Indemnifying Party of its obligations under this Section 8 except to the extent prejudiced by such failure or delay. The Indemnifying Party will defend any such Third Party Claim and have the sole right to control the defense and settlement of the Third Party Claim, provided that the Indemnified Party may not, without the Indemnified Party's consent, enter into any settlement, which admits guilt, liability or culpability on the part of the Indemnified Party. The Indemnified Party will provide reasonable cooperation to the Indemnifying Party in defending any Third Party Claim.



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9.       Miscellaneous.

         (a) Assignment. This Agreement shall be binding upon the parties and their respective successors and assigns. Neither party may assign this Agreement in whole or in part without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Cirtran may delegate performance of its obligations hereunder to one or more affiliates.

         (b) Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by document, overnight delivery service or, to the extent receipt is confirmed, faxed to the appropriate address or number set forth below.

If to Cirtran:                               With a Copy To:
Iehab Hawatmeh                               Paul H. Shaphren, Esq.
4125 South 6000 West                         Callister Nebeker & McCullough
West Valley City, Utah 84128                 2180 South 1300 East, Suite 600
Fax: (801) 963-5180                          Salt Lake City, Utah 84106
                                             Fax:  (801) 746-8607

If to Shaka:                                 With a Copy To:
Clifton Walters                              [Name]
77-6360 Halawai Place                        [Address]
Kailua Kona, Hawaii 96740                    Fax:(   )
Fax:(  )

         or at such other address and to the attention of such other person as either party may designate by written notice to the other.

         (c) Governing Law, Dispute Resolution. This Agreement shall be governed by and construed by the laws of the State of Utah, disregarding the conflicts of laws provisions thereof. Any claim, dispute or controversy arising out of, or relating to any section of this Agreement or the making, performance, or interpretation of the rights and obligations explicitly set forth in this Agreement shall, upon the election by written notice of either party, be settled on an expedited basis by binding arbitration in Salt Lake City, Utah before a single arbitrator mutually agreeable to the parties, or if no agreement is reached, before a single arbitrator from the American Arbitration Association selected in accordance with its rules then in effect, which arbitration shall be conducted in accordance with such rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy.

         (d) Attorneys' Fees. In the event of any litigation concerning any controversy, claim or dispute among the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

         (e) Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended only with the written consent of the parties. No term or provision of this Agreement shall be deemed


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waived unless such waiver shall be in writing and signed by the party making such waiver. Any waiver of a particular breach of this Agreement shall not constitute a waiver of any other breach, nor shall any waiver be deemed a continuing waiver unless it so states expressly.

         (f) Entire Agreement; Severability. This Agreement supersedes all proposals and term sheets, oral or written, all negotiations, conversations or discussions between or among parties relating to the subject matter hereof and all past dealing or industry custom. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

         (g) Survival of Obligations. The obligations of confidentiality and exclusivity arising under this Agreement are intended to survive any termination of this Agreement.

         (h) Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

                                          CIRTRAN CORP.,
                                          a Nevada corporation



                                          By:__________________________________
                                                 Iehab Hawatmeh
                                                 President

                                          SHAKA SHOES, INC.,
                                          a Hawaii corporation


                                          By:__________________________________
                                                Clifton Walters
                                                CEO







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